Exhibit 3.6

PACIFIC OFFICE PROPERTIES TRUST, INC.

CERTIFICATE OF CORRECTION

THIS IS TO CERTIFY THAT:

FIRST:                          The title of the document being corrected is Articles Supplementary (the “Articles”).

SECOND:                     The sole party to the Articles is Pacific Office Properties Trust, Inc., a Maryland corporation (the “Corporation”).

THIRD:                         The Articles were filed with the State Department of Assessments and Taxation of Maryland (“SDAT”) on March 4, 2010.

FOURTH:                     The last sentence of Section 3.1 of the Articles as previously filed with the SDAT is set forth below:

Dividends will be payable in arrears to holders of record as they appear on the share records of the Corporation at the close of business on the applicable record date, which shall be the last day of the calendar month first preceding the applicable Dividend Payment Date or such other date designated by the Board of Directors for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

FIFTH:                          The last sentence of Section 3.1 of the Articles as corrected hereby is set forth below:

Dividends will be payable in arrears to holders of record as they appear on the share records of the Corporation at the close of business on the applicable record date or dates, which shall be such date or dates designated by the Board of Directors for the determination of the holders of Senior Common Stock entitled to receive dividends that is or are not more than 90 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

SIXTH:                          The undersigned acknowledges this Certificate of Correction to be the corporate act of the Company and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Company has caused this Certificate of Correction to be signed in its name and on its behalf by its Chairman of the Board and attested to by its Corporate Secretary on this 30th day of April, 2010.

ATTEST:                                                                         PACIFIC OFFICE PROPERTIES TRUST, INC.

/s/ Tamara G. Edwards                                       By:           /s/ Jay H. Shidler                 (SEAL)
Name:  Tamara G. Edwards                                                                       Name:  Jay H. Shidler
Title:    Corporate Secretary                                                                       Title:    Chairman of the Board